EXHIBIT 99.1

Date:       May 15, 2006
Contact:    Bruce S. Rosenbloom, CFO
Phone:      (954) 979 5995
Fax:        (954) 971 0544

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES RECORD FINANCIAL RESULTS FOR FISCAL 2006 - SALES INCREASE 27%, NET INCOME INCREASES 51%

Pompano Beach, Florida, May 15, 2006 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2006. Net sales for the year ended March 31, 2006 were $137.6 million, compared to $108.4 million for the year ended March 31, 2005, an increase of 27%. Net income was $12.1 million, or $0.50 diluted per share, for the year ended March 31, 2006, compared to net income of $8.0 million, or $0.34 diluted per share, for the year ended March 31, 2005, an increase to net income of 51%. The Company acquired approximately 624,000 new customers during the fiscal year compared to 510,000 during the prior year. Approximately 57% of all orders were placed on our website during the fiscal year.

For  the  quarter  ended March 31, 2006,  net  sales  were  $29.4 million, compared to $23.5 million for the quarter ended March 31, 2005, an increase of 25%. Net income for the quarter ended March 31, 2006 was $3.1 million, or $0.13 diluted per share, compared to net income of $2.4 million, or $0.10 diluted per share, for the same quarter the prior year, an increase to net income of 30%. The Company acquired approximately 94,000 new customers during the fourth fiscal quarter compared to 80,000 new customers for the same quarter in the prior year.

Mendo Akdag, CEO and President, commented: "We are pleased to report that our retail reorder sales increased 29%, from $68.7 million to $88.4 million, for the years ended March 31, 2005 and 2006, respectively. We will continue to focus on reorder sales in fiscal 2007 by initiating more relevant personalized communication and health education content to build value for our customers and assist them in choosing the right products for their pets. We invite everyone to visit the newly launched health and education website, Pet Health 101 (www.pethealth101.com)."
 --------------------

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year end financial results. To access the call which is open to the public, dial (888) 455-1758 (toll free) or (312) 470-7365. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10 A.M. on May 15, 2006 until May 29, 2006 at 11:59 P.M. To access the replay, call (866) 365-4158 (toll free) or (203) 369-0225, and enter passcode 5500.

Founded in 1996, PetMed Express is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.
   -------------------

This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2005. The Company's future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For  investment relations contact PetMed Express, Inc., Bruce  S.
Rosenbloom, CFO, 954-979-5995.
                               ###

                         99.1 page 1 - 4

              PETMED EXPRESS, INC. AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS

                                                                 March 31,
                                                           2006           2005
                                                      -------------  -------------
                       ASSETS
                       ------
Current assets:
   Cash and cash equivalents                          $  23,216,907  $  12,680,962
   Accounts receivable, less allowance
      for doubtful accounts of $23,000
      and $37,000, respectively                           1,155,781      1,796,756
   Inventories - finished goods                          14,997,675     11,180,333
   Prepaid expenses and other current assets                583,038        213,152
                                                      -------------  -------------
          Total current assets                           39,953,401     25,871,203

   Property and equipment, net                            1,497,589      1,286,267
   Deferred income taxes                                    794,002        582,846
   Intangible asset                                         365,000        365,000
   Other assets                                              14,167         14,167
                                                      -------------  -------------

Total assets                                          $  42,624,159  $  28,119,483
                                                      =============  =============
       LIABILITIES AND SHAREHOLDERS' EQUITY
       ------------------------------------

Current liabilities:
   Accounts payable                                   $   3,052,953  $   2,724,990
   Income taxes payable                                     958,318        601,535
   Accrued expenses and other current liabilities           973,359        575,894
                                                      -------------  -------------

Total liabilities                                         4,984,630      3,902,419
                                                      =============  =============
Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.001 par value, 5,000,000
     shares authorized;
        2,500 convertible shares issued and
        outstanding with a liquidation preference
        of $4 per share                                       8,898          8,898
   Common stock, $.001 par value, 40,000,000
     shares authorized;
        23,967,390 and 23,458,725 shares issued
        and outstanding, respectively                        23,967         23,459
   Additional paid-in capital                            13,433,054     12,074,611
   Retained earnings                                     24,173,610     12,110,096
                                                      -------------  -------------

          Total shareholders' equity                     37,639,529     24,217,064
                                                      -------------  -------------

Total liabilities and shareholders' equity            $  42,624,159  $  28,119,483
                                                      =============  =============

                         99.1 page 2 - 4

             PETMED EXPRESS, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF INCOME

                                                                     Year Ended March 31,
                                                            2006           2005           2004
                                                        ------------   ------------   ------------
Sales                                                  $ 137,583,155  $ 108,357,747  $  93,994,233
Cost of sales                                             83,244,366     64,700,002     55,824,406
                                                        ------------   ------------   ------------

Gross profit                                              54,338,789     43,657,745     38,169,827
                                                        ------------   ------------   ------------

Operating expenses:
     General and administrative                           14,078,343     11,396,320     10,754,427
     Advertising                                          21,570,667     19,185,982     17,653,614
     Depreciation and amortization                           544,535        573,817        550,392
                                                        ------------   ------------   ------------
Total operating expenses                                  36,193,545     31,156,119     28,958,433
                                                        ------------   ------------   ------------

Income from operations                                    18,145,244     12,501,626      9,211,394
                                                        ------------   ------------   ------------
Other income (expense):
     Loss on disposal of property and equipment               (1,719)             -              -
     Interest expense                                              -           (965)       (14,546)
     Interest income                                         676,083         99,044          9,739
     Other, net                                              215,586          3,710          6,938
                                                        ------------   ------------   ------------
Total other income (expense)                                 889,950        101,789          2,131
                                                        ------------   ------------   ------------

Income before provision for income taxes                  19,035,194     12,603,415      9,213,525

Provision for income taxes                                 6,971,680      4,593,045      3,399,921
                                                        ------------   ------------   ------------

Net income                                             $  12,063,514  $   8,010,370  $   5,813,604
                                                        ============   ============   ============
Net income per common share:

      Basic                                            $        0.51  $        0.35  $        0.30
                                                        ============   ============   ============
      Diluted                                          $        0.50  $        0.34  $        0.25
                                                        ============   ============   ============
Weighted average number of common shares outstanding:

      Basic                                               23,658,722     22,862,417     19,471,681
                                                        ============   ============   ============
      Diluted                                             24,211,955     23,833,189     23,689,866
                                                        ============   ============   ============




                         99.1 page 3 - 4

           PETMED EXPRESS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      Year Ended March 31,
                                                               2006            2005            2004
                                                           ------------    ------------    ------------
Cash flows from operating activities:
   Net income                                             $  12,063,514   $   8,010,370   $   5,813,604
   Adjustments to reconcile net income to net cash
    provided by operating activities:
       Depreciation and amortization                            544,535         573,817         550,392
       Tax benefit related to stock options exercised           342,920         918,749         588,872
       Deferred income taxes                                   (211,156)         (1,490)              -
       Loss on disposal of property and equipment                 1,719               -               -
       Bad debt expense (recovery)                               (1,709)         16,092           7,432
       (Increase) decrease in operating assets
          and increase (decrease) in liabilities:
            Accounts receivable                                 642,684        (679,547)       (488,850)
            Inventories - finished goods                     (3,817,342)           (475)     (6,911,712)
            Prepaid expenses and other current assets          (369,886)         19,066         245,890
            Other assets                                              -           7,655         178,333
            Accounts payable                                    327,963        (548,072)        702,603
            Income taxes payable                                356,783         179,090         251,693
            Accrued expenses and other current liabilities      397,465        (146,456)        167,338
                                                           ------------    ------------    ------------
Net cash provided by operating activities                    10,277,490       8,348,799       1,105,595
                                                           ------------    ------------    ------------
Cash flows from investing activities:
   Purchases of property and equipment                         (758,176)       (171,757)       (741,740)
   Net proceeds from the sale of property
      and equipment                                                 600               -               -
                                                           ------------    ------------    ------------
Net cash used in investing activities                          (757,576)       (171,757)       (741,740)
                                                           ------------    ------------    ------------
Cash flows from financing activities:
   Proceeds from the exercise of stock options
      and warrants and other transactions                     1,016,031       1,293,436       1,999,345
   Payments on the loan obligation                                    -         (68,442)        (68,443)
                                                           ------------    ------------    ------------
Net cash provided by financing activities                     1,016,031       1,224,994       1,930,902
                                                           ------------    ------------    ------------

Net increase in cash and cash equivalents                    10,535,945       9,402,036       2,294,757
Cash and cash equivalents, at beginning of period            12,680,962       3,278,926         984,169
                                                           ------------    ------------    ------------

Cash and cash equivalents, at end of period               $  23,216,907   $  12,680,962   $   3,278,926
                                                           ============    ============    ============
Supplemental disclosure of cash flow information:

   Cash paid for interest                                 $           -   $         884   $      14,302
                                                           ============    ============    ============
   Cash paid for income taxes                             $   6,483,132   $   3,496,696   $   2,513,214
                                                           ============    ============    ============


                         99.1 page 4 - 4